EXHIBIT 32.2

                  CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


I, William S. Hummers III, the Executive Vice President and Principal Financial Officer of The South Financial Group, Inc. ("TSFG") certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended June 30, 2003 of TSFG (the "Report"):


         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TSFG.


/s/ William S. Hummers III
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William S. Hummers III
Executive Vice President and Principal Financial Officer
The South Financial Group, Inc.
August 12, 2003